As filed with the Securities and Exchange Commission on May 17, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADVANCED DISPOSAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	90-0875845 (I.R.S. Employer Identification Number)

90 Fort Wade Road

Ponte Vedra, Florida 32081

(904) 737-7900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael K. Slattery, Esq.

General Counsel

Advanced Disposal Services, Inc.

90 Fort Wade Road

Ponte Vedra, FL 32081

(904) 737-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Richard B. Alsop

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022-6069

(212) 848-4000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-217875

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.01 per share (3)	2,300,000	$21.50	$49,450,000.00	$5,731.26

(1)          Includes shares of common stock subject to the underwriters’ option to purchase additional shares of common stock.

(2)          In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (File No. 333-217875), as amended is hereby registered.

(3)          Represents shares of common stock to be offered by the selling stockholders.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-3 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Advanced Disposal Services, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-3 (File No. 333-217875), as amended, which was declared effective by the Commission on May 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponte Vedra, State of Florida, on May 17, 2017.

Advanced Disposal Services, Inc.

By:	/s/ Richard Burke
Richard Burke
Chief Executive Officer and Director

Signature	Title	Date
/s/ Richard Burke	Chief Executive Officer and Director (Principal Executive Officer)	May 17, 2017
Richard Burke

/s/ Steven R. Carn	Chief Financial Officer, Treasurer (Principal Financial Officer)	May 17, 2017
Steven R. Carn

/s/ Matthew Gunnelson	Chief Accounting Officer, Assistant Treasurer (Principal Accounting Officer)	May 17, 2017
Matthew Gunnelson

*	Director	May 17, 2017
Michael Koen

*	Director	May 17, 2017
John Miller

*	Director	May 17, 2017
Bret Budenbender

*	Director	May 17, 2017
Jared Parker

*	Director	May 17, 2017
Sergio Pedreiro

*	Director	May 17, 2017
Matthew Rinklin

*	Director	May 17, 2017
B. Clyde Preslar

*By:	/s/ Richard Burke
Richard Burke
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
3.1

Amended and Restated Certificate of Incorporation of Advanced Disposal Services, Inc.

(Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, file number 001-37904, filed with the Securities and Exchange Commission on October 12, 2016)

3.2

Amended and Restated Bylaws of Advanced Disposal Services, Inc.

(Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, file number 001-37904, filed with the Securities and Exchange Commission on October 12, 2016)

4.1

Specimen Stock Certificate

(Incorporated by reference to Exhibit 4.1 of the Company’s Amendment No. 3 to the Registration Statement on Form S-1, file number 333-206508, filed with the Securities and Exchange Commission on February 1, 2016)

5.1**	Opinion of Shearman & Sterling LLP
23.1**	Consent of Ernst & Young LLP
23.2**	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page of this Registration Statement)

*                 To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

**          Filed herewith.